UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2020

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-3343

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
6.25% Notes due 2025	SAF	New York Stock Exchange
7.25% Notes due 2025	SAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2020, Saratoga Investment Corp. (the “Company”) entered into Amendment No. 5 to the Credit, Security and Management Agreement by and among Saratoga Investment Funding LLC as the Borrower, the Company as the Performance Guarantor, Saratoga Investment Advisors, LLC as the Manager, each financial institution that from time to time becomes a party thereto as a “Lender” and their respective successors and assigns Madison Capital Funding LLC as Administrative Agent, and U.S. Bank National Association as the Custodian (the “Amended Credit Facility”) to, among other things, (1) extend the commitment termination date of the credit facility from September 17, 2020 to September 17, 2021, (2) provide for the transition away from the LIBOR Rate in the market, and (3) expand the definition of Eligible Loan Asset to allow investments with certain recurring revenue features to qualify as Collateral. There is no change to the final maturity date of September 17, 2025.

With respect to the transition away from the LIBOR Rate, the Amended Credit Facility provides that if the Administrative Agent or the Required Lender determine, that (i) adequate and reasonable means do not exist for ascertaining the LIBOR Rate, or (ii) the administrator of the LIBOR Rate or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Rate will no longer be made available or used for determining the interest rate of loans, then (x) if there exists a comparable successor or alternative interbank rate for deposits in Dollars that is, at such time, broadly accepted by the loan market in lieu of “LIBOR” and is reasonably acceptable to the Administrative Agent, such rate will be the “LIBOR Rate”, or (y) solely if no such broadly accepted comparable successor interbank rate exists at such time, the Administrative Agent will endeavor to establish an alternate rate of interest to the LIBOR Rate; provided that such amendment entered into by the Administrative Agent and the Borrower will provide that if such alternate rate of interest is less than 1.00%, such rate will be deemed to be 1.00% for purposes of the Amended Credit Facility.

With respect to the expansion of the Company’s investments that can qualify as an Eligible Loan Asset, the Amended Credit Facility allows to qualify as an Eligible Loan Asset a Senior Secured Loan, Last-Out Loan or Unitranche Loan with (i) a certain level of recurring revenue, (ii) a Loan-to-Value Ratio of forty-five percent (45%) or less, and (iii) no financial covenant based on “debt to EBITDA” to operating cash flow.

Capitalized terms under this Item 1.01, unless otherwise defined herein, have the meaning ascribed to them in the Amended Credit Facility. The foregoing description of the Amended Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Facility attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 5 to Credit, Security and Management Agreement, dated September 14, 2020, by and among Saratoga Investment Funding LLC, Saratoga Investment Corp., Saratoga Investment Advisors, LLC, Madison Capital Funding LLC and U.S. Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: September 17, 2020	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer and Secretary

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